Exhibit (n) (1)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the use of our reports dated December 27, 2006, incorporated by reference from Triangle Capital Corporation’s Registration Statement (Form N-2/N-5) No. 333-138418 into Triangle Capital Corporation’s Registration Statement (Form N-2/N-5) filed pursuant to Rule 462(b) of the Securities Act of 1933 dated February 15, 2007.
/s/ Ernst & Young LLP
Raleigh, North Carolina
February 12, 2007